Exhibit 99.1

LIVE OAK BANCSHARES, INC. REPORTS FOURTH QUARTER 2019 RESULTS

Wilmington, NC, January 22, 2020 - Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported fourth quarter 2019 net earnings available to common shareholders of $6.8 million, or $0.17 per diluted share as the Company continues to execute on our strategic priorities that we believe will deliver long-term earnings for our shareholders.  Net earnings for the year ended totaled $18.0 million, or $0.44 per diluted share.

“Live Oak’s performance in 2019 was highlighted by strong growth, recurring revenues and profitability since making a strategic pivot a year ago to hold more loans on our balance sheet. The fourth quarter showed strength across all key metrics, and we aim to continue that momentum in the quarters to come,” said James S. Mahan, III, Chief Executive Officer of Live Oak. “In 2019 total assets grew by more than $1 billion and our deposit model successfully fired on all cylinders. We believe in our model and will continue to embrace innovation in financial technology while demonstrating a relentless dedication to American entrepreneurs who support our economy.”

Year over Year Highlights

(Dollars in thousands, except per share data)			Increase (Decrease)
	2019	2018	Dollars	Percent
Net interest income and servicing revenues	$168,116	$137,164	$30,952	23%
Net income	18,034	51,448	(33,414)	(65)
Diluted earnings per share	0.44	1.24	(0.80)	(65)
Non-GAAP net income (1)	19,306	54,571	(35,265)	(65)
Non-GAAP diluted earnings per share (1)	0.47	1.32	(0.85)	(64)
Loan and lease production:
Loans and leases originated	$2,001,886	$1,765,680	$236,206	13%
% Fully funded	51.4%	56.5%	n/a	n/a
Total loans and leases:	$3,613,746	$2,530,812	1,082,934	43%
Total assets:	4,814,970	3,670,449	1,144,521	31
Total deposits:	4,229,122	3,149,583	1,079,539	34

Fourth Quarter 2019 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	Q4 2019	Q4 2018	Dollars	Percent	Q3 2019
Net interest income and servicing revenues	$44,741	$36,547	$8,194	22%	$44,362
Net income	6,832	10,490	(3,658)	(35)	3,895
Diluted earnings per share	0.17	0.26	(0.09)	(35)	0.09
Non-GAAP net income (1)	7,106	10,764	(3,658)	(34)	4,169
Non-GAAP diluted earnings per share (1)	0.17	0.26	(0.09)	(35)	0.10
Loan and lease production:
Loans and leases originated	$523,688	$498,987	$24,701	5%	$562,259
% Fully funded	49.0%	49.8%	n/a	n/a	51.3%

(1) See accompanying GAAP to Non-GAAP Reconciliation.

Loans and Leases

At December 31, 2019, the total loan and lease portfolio increased to $3.61 billion, 42.8% above its level a year ago and 8.0% above its level at September 30, 2019.  Compared to the third quarter of 2019, loans and leases held for investment increased $205.3 million, or 8.4%, to $2.65 billion while loans held for sale increased $63.4 million, or 7.0%, to $966.4 million. Loan and lease originations totaled $523.7 million during the fourth quarter of 2019, a decrease of $38.6 million, or 6.9%, from the third quarter of 2019.  Originations for year ended December 31, 2019, increased by 13.4% to $2.00 billion compared to $1.77 billion for the year ended December 31, 2018.  This continued growth in loan originations was across multiple legacy and new industry verticals as well as in our SBA generalist category.  The total loan and lease portfolio at December 31, 2019, and September 30, 2019, of $3.61 billion and $3.35 billion, respectively, was comprised of approximately 54.4% and 54.7% of unguaranteed loans and leases, respectively.

Average loans and leases were $3.50 billion during the fourth quarter of 2019 compared to $3.22 billion during the third quarter of 2019.

Deposits

Total deposits increased by $209.9 million to $4.23 billion at December 31, 2019 from $4.02 billion at September 30, 2019, in support of the growing loan and lease portfolio. Average total interest-bearing deposits for the fourth quarter of 2019 increased $247.4 million, or 6.5%, to $4.08 billion, compared to $3.83 billion for the third quarter of 2019. The ratio of average total loans and leases to average interest-bearing deposits was 85.8% for the fourth quarter of 2019, compared to 83.1% for the third quarter of 2019.

Net Interest Income

Net interest income for the fourth quarter of 2019 rose to $38.0 million compared to $28.8 million for the fourth quarter of 2018 and $37.5 million for the third quarter of 2019. The increase from the prior year was driven by the significant growth in the total loan and lease portfolios along with higher investment security holdings reflecting the Company's ongoing initiative to grow recurring revenue sources and strengthen its liquidity profile.  The slight increase from the third quarter of 2019 arose from a higher average loan and lease portfolio balance that was mitigated by a nineteen basis point decline in the net interest margin to 3.55%. The margin decline reflected the cumulative impact of recent Fed rate cuts that put pressure on earning asset yields coupled with the timing of repricing the Company’s variable rate loans. The decrease in earning asset yields outpaced the reduction in the average cost of interest-bearing liabilities.

Net interest income for the year ending December 31, 2019 totaled $140.1 million, a $32.0 million increase from the prior year due to the increases in the volume of interest earning assets.

Noninterest Income

Noninterest income for the fourth quarter of 2019 increased to $21.5 million compared to $18.1 million for the fourth quarter of 2018 and $18.6 million for the third quarter of 2019.  The primary driver of the increase compared to the fourth quarter of 2018 was higher revenue from the net gains on sales of loans. The Company’s net gains on sales of loans increased $5.7 million to $11.4 million in the fourth quarter of 2019 compared to $5.7 million in the fourth quarter of 2018 and increased $3.9 million compared to $7.4 million in the third quarter of 2019.  The volume of guaranteed loan sales in the fourth quarter of 2019 remained relatively flat at $105.0 million compared to $104.6 million in the fourth quarter of 2018 and $100.5 million in the third quarter of 2019.

The average net gain on guaranteed loan sales increased to $106.2 thousand per million sold in the fourth quarter of 2019 versus $59.8 thousand in the fourth quarter of 2018 and $80.5 thousand in the third quarter of 2019.  The increase in average loan sale pricing from the fourth quarter of 2018 was driven by the mix of loans sold by the Company, continued strength of market conditions for the purchase of guaranteed loans, and favorable fair value adjustments for exchange-traded interest rate lock commitments. The Company recorded $1.2 million in fair value net gains in exchange-traded interest rate lock commitments during the fourth quarter of 2019 compared to $1.5 million in fair value net losses during the third quarter of 2019.  Excluding fair value fluctuations in exchange-traded interest rate lock commitments, the average net gain on guaranteed loan sales was

$94.9 thousand and $77.4 thousand per million sold in the fourth quarters of 2019 and 2018, respectively, and $95.0 thousand per million sold in the third quarter of 2019.

Partially offsetting the increase in noninterest income compared to the fourth quarter of 2018 were decreased levels of loan servicing revenue and increased flow-through losses from investments accounted for under the equity method.   Loan servicing revenues of $6.7 million in the fourth quarter of 2019 decreased $1.0 million from the fourth quarter of 2018 as the outstanding balance of sold loans serviced has declined with the Company’s strategic shift to hold more guaranteed loans on balance sheet. Flow-through losses from investments accounted for under the equity method of $1.8 million in the fourth quarter of 2019 increased $2.8 million from income of $1.0 million in the fourth quarter of 2018.

Partially offsetting the increase in noninterest income compared to the third quarter of 2019 was a decline in revenue from equity security investments following a $3.3 million gain in the prior quarter.  This gain was driven by observable fair market value changes in orderly transactions of underlying equity security investments.

The Company’s equity method and equity security portfolio is largely comprised of investments in strategic financial technology start-ups.

Noninterest Expense

Noninterest expense for the fourth quarter of 2019 increased to $44.4 million compared to $32.6 million for the fourth quarter of 2018 and $42.7 million for the third quarter of 2019.

Salaries and employee benefits for the fourth quarter of 2019 increased to $24.1 million compared to $14.5 million for the fourth quarter of 2018 and $22.7 million for the third quarter of 2019 as the Company invested in its workforce to support growth and a variety of initiatives.  The increase in salaries and benefits of $9.6 million compared to the fourth quarter of 2018 was largely influenced by the Company’s reversal of accrued incentive compensation in the fourth quarter of 2018 due to not meeting internal performance metrics for that year.

Also largely contributing to the increase in noninterest expense was FDIC insurance expense of $2.0 million for the fourth quarter of 2019, an increase of $1.5 million compared to the fourth quarter of 2018 and $1.9 million from the third quarter of 2019.  The year over year increase in FDIC insurance was related to increased premiums while the increase over the third quarter of 2019 was related to a large credit received in that quarter.

The increase in noninterest expense for the fourth quarter of 2019 compared to the fourth quarter of 2018 was mitigated in part by a decrease in travel expense of $1.0 million.

Partially offsetting the increase in noninterest expense for the fourth quarter of 2019 compared to the third quarter of 2019 were decreases in professional services, data processing, and loan related expenses of $1.1 million, $1.2 million, and $1.1 million, respectively.

Asset Quality

Net charge-offs decreased to $905 thousand in the fourth quarter of 2019 compared to $2.3 million in the third quarter of 2019 and $1.2 million in the fourth quarter of 2018.  Net charge-offs as a percentage of average held for investment loans and leases, annualized, for the quarters ended December 31, 2019 and 2018, was 0.14% and 0.28%, respectively.  Net charge-offs for the year ended December 31, 2019 totaled $3.8 million compared to $4.8 million for the year ended December 31, 2018.  Net charge-offs as a percentage of total average held for investment loans and leases for the years ended December 31, 2019 and 2018 were 0.17% and 0.31%, respectively.

The unguaranteed exposure of nonperforming (nonaccrual) loans decreased to $17.9 million, or 0.68% of loans and leases held for investment, at December 31, 2019, compared to $19.8 million, or 0.81%, at September 30, 2019.  Total nonperforming loans decreased to $76.3 million in the fourth quarter of 2019 from $80.8 million at the end of the prior quarter.

The unguaranteed exposure of foreclosed assets decreased $22 thousand to $1.1 million at December 31, 2019 compared to September 31, 2019.  Foreclosed assets decreased $90 thousand to $5.6 million at December 31, 2019, from $5.7 million at September 30, 2019.

Provision for Loan and Lease Losses

The provision for loan and lease losses for the fourth quarter of 2019 totaled $6.2 million compared to $7.2 million for the third quarter of 2019 and $6.8 million for the fourth quarter of 2018.  The provision expense is driven by growth in the loan and lease portfolio combined with ongoing changes in net charge-offs and criticized and classified loans and leases.

The allowance for loan and lease losses totaled $48.2 million at December 31, 2019, compared to $42.9 million at September 30, 2019. The allowance for loan and lease losses as a percentage of total loans and leases held for investment was 1.82% and 1.76% at December 31, 2019, and September 30, 2019, respectively.

Income Tax

Income tax expense was $2.1 million in the fourth quarter of 2019 compared to a net income tax benefit in the fourth quarter of 2018 of $3.0 million and an income tax expense of $2.4 million in the third quarter of 2019.  During the year ended December 31, 2018, the Company’s effective tax rate was predominantly driven by the leasing of renewable energy assets which generated investment tax credits.  For the year ended December 31, 2019, investment tax credits were less of a driver of the Company’s effective tax rate.

Shareholders’ Equity

During the fourth quarter of 2019, 900,000 shares of Class B common stock (non-voting) were converted to Class A common stock (voting) in connection with private sales. The conversion decreased the value of Class B common stock (non-voting) and increased the value of Class A common stock (voting) by $9.5 million.

Conference Call

Live Oak will host a conference call to discuss quarterly results at 9:00 a.m. ET tomorrow morning (January 23, 2020). Media representatives, analysts and the public are invited to listen to this discussion by calling (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 9470049. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. A replay of the webcast will be archived on the Company's website for one year.  A replay of the conference call will also be available until 5:00 p.m. ET January 30, 2020 and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).

CFO Commentary

Additional commentary on the quarter by Brett Caines, Chief Financial Officer of the Company, is available at http://investor.liveoakbank.com in the supporting materials for the conference call.

Important Note Regarding Forward-Looking Statements

Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

About Live Oak Bancshares, Inc.

Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Banking Company.  Live Oak Bancshares and its subsidiaries partner with businesses that have a common focus of changing the banking industry by bringing efficiency and excellence to customers using technology and innovation.

Contacts:

Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | CMO | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.

Quarterly Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Three months ended
	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Interest income
Loans and fees on loans	$57,017	$55,939	$49,914	$44,966	$40,628
Investment securities, taxable	3,911	4,001	4,116	3,317	2,558
Other interest earning assets	885	1,167	1,108	1,639	1,568
Total interest income	61,813	61,107	55,138	49,922	44,754
Interest expense
Deposits	23,801	23,576	21,203	19,317	15,959
Borrowings	1	—	—	—	—
Total interest expense	23,802	23,576	21,203	19,317	15,959
Net interest income	38,011	37,531	33,935	30,605	28,795
Provision for loan and leases losses	6,208	7,160	3,463	2,742	6,822
Net interest income after provision for loan and lease losses	31,803	30,371	30,472	27,863	21,973
Noninterest income
Loan servicing revenue	6,730	6,831	7,063	7,410	7,752
Loan servicing asset revaluation	(1,304)	(859)	(403)	(2,246)	(627)
Net gains on sales of loans	11,364	7,425	6,015	4,198	5,687
Equity method investments income (loss)	(1,769)	(2,370)	(1,736)	(2,014)	1,011
Equity security investments gains (losses), net	54	3,343	32	103	79
Gain on sale of investment securities available-for-sale	528	87	—	5	—
Lease income	2,600	2,361	2,369	2,325	2,244
Construction supervision fee income	240	360	386	779	323
Other noninterest income	3,081	1,450	975	2,467	1,596
Total noninterest income	21,524	18,628	14,701	13,027	18,065
Noninterest expense
Salaries and employee benefits	24,072	22,717	21,990	21,855	14,503
Travel expense	2,246	1,934	1,541	1,200	3,269
Professional services expense	983	2,073	1,621	2,182	1,233
Advertising and marketing expense	1,630	1,277	1,665	1,364	1,023
Occupancy expense	2,528	2,131	1,848	1,609	1,738
Data processing expense	1,847	3,072	1,947	2,399	2,606
Equipment expense	4,402	4,361	4,239	3,325	3,630
Other loan origination and maintenance expense	2,390	3,535	1,708	1,639	1,482
Renewable energy tax credit investment impairment	—	—	602	—	—
FDIC insurance	2,012	101	699	635	547
Other expense	2,300	1,536	1,716	1,993	2,527
Total noninterest expense	44,410	42,737	39,576	38,201	32,558
Income before taxes	8,917	6,262	5,597	2,689	7,480
Income tax expense (benefit)	2,085	2,367	662	317	(3,010)
Net income	$6,832	$3,895	$4,935	$2,372	$10,490
Earnings per share
Basic	$0.17	$0.10	$0.12	$0.06	$0.26
Diluted	$0.17	$0.09	$0.12	$0.06	$0.26
Weighted average shares outstanding
Basic	40,291,867	40,240,740	40,196,662	40,160,118	40,148,115
Diluted	41,178,472	41,113,575	40,998,541	40,921,823	41,075,864

Live Oak Bancshares, Inc.

Quarterly Balance Sheets (unaudited)

(Dollars in thousands)

	As of the quarter ended
	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Assets
Cash and due from banks	$126,752	$159,527	$115,292	$221,159	$316,823
Federal funds sold	96,787	88,919	68,153	64,708	—
Certificates of deposit with other banks	7,250	7,250	7,250	7,250	7,250
Investment securities available-for-sale	540,045	570,795	576,275	569,739	380,490
Loans held for sale	966,447	903,095	857,837	772,481	687,393
Loans and leases held for investment	2,647,299	2,441,953	2,225,473	2,002,124	1,843,419
Allowance for loan and lease losses	(48,247)	(42,944)	(38,048)	(35,111)	(32,434)
Net loans and leases	2,599,052	2,399,009	2,187,425	1,967,013	1,810,985
Premises and equipment, net	279,099	280,942	281,126	271,810	262,524
Foreclosed assets	5,612	5,702	6,044	1,374	1,094
Servicing assets	35,365	37,583	41,687	44,324	47,641
Operating lease right-of-use assets	2,427	1,890	1,996	2,136	—
Other assets	156,134	148,985	131,216	136,053	156,249
Total assets	$4,814,970	$4,603,697	$4,274,301	$4,058,047	$3,670,449
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$54,107	$56,373	$55,416	$53,843	$53,993
Interest-bearing	4,175,015	3,962,894	3,666,181	3,474,562	3,095,590
Total deposits	4,229,122	4,019,267	3,721,597	3,528,405	3,149,583
Borrowings	14	1,310	1,361	1,410	1,457
Operating lease liabilities	2,619	2,041	2,162	2,314	—
Other liabilities	50,829	52,860	30,195	25,538	25,849
Total liabilities	4,282,584	4,075,478	3,755,315	3,557,667	3,176,889
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	309,526	296,925	284,987	281,994	278,945
Class B common stock (non-voting)	30,871	40,401	49,168	49,168	49,168
Retained earnings	180,265	174,641	171,954	168,225	167,124
Accumulated other comprehensive income (loss)	11,724	16,252	12,877	993	(1,677)
Total equity	532,386	528,219	518,986	500,380	493,560
Total liabilities and shareholders’ equity	$4,814,970	$4,603,697	$4,274,301	$4,058,047	$3,670,449

Live Oak Bancshares, Inc.

Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Twelve months ended
	December 31, 2019	December 31, 2018
Interest income
Loans and fees on loans	$207,836	$147,310
Investment securities, taxable	15,345	8,733
Other interest earning assets	4,799	6,600
Total interest income	227,980	162,643
Interest expense
Deposits	87,897	54,469
Borrowings	1	131
Total interest expense	87,898	54,600
Net interest income	140,082	108,043
Provision for loan and lease losses	19,573	13,058
Net interest income after provision for loan and lease losses	120,509	94,985
Noninterest income
Loan servicing revenue	28,034	29,121
Loan servicing asset revaluation	(4,812)	(18,765)
Net gains on sales of loans	29,002	75,170
Equity method investments income (loss)	(7,889)	(386)
Equity security investments gains (losses), net	3,532	213
Gain on sale of investment securities available-for-sale	620	—
Lease income	9,655	7,966
Construction supervision fee income	1,765	2,277
Title insurance income	—	2,775
Other noninterest income	7,973	5,394
Total noninterest income	67,880	103,765
Noninterest expense
Salaries and employee benefits	90,634	77,411
Travel expense	6,921	9,156
Professional services expense	6,859	4,878
Advertising and marketing expense	5,936	6,015
Occupancy expense	8,116	7,065
Data processing expense	9,265	12,010
Equipment expense	16,327	13,724
Other loan origination and maintenance expense	9,272	5,967
Renewable energy tax credit investment impairment	602	—
FDIC insurance	3,447	3,234
Title insurance closing services expense	—	912
Impairment expense on goodwill and other intangibles, net	—	2,680
Other expense	7,545	9,652
Total noninterest expense	164,924	152,704
Income before taxes	23,465	46,046
Income tax expense (benefit)	5,431	(5,402)
Net income	$18,034	$51,448
Earnings per share
Basic	$0.45	$1.28
Diluted	$0.44	$1.24
Weighted average shares outstanding
Basic	40,222,758	40,056,230
Diluted	41,053,514	41,446,750

Live Oak Bancshares, Inc.

Quarterly Selected Financial Data

(Dollars in thousands, except per share data)

	As of and for the three months ended
	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Income Statement Data
Net income	$6,832	$3,895	$4,935	$2,372	$10,490
Per Common Share
Net income, basic	$0.17	$0.10	$0.12	$0.06	$0.26
Net income, diluted	0.17	0.09	0.12	0.06	0.26
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	13.20	13.12	12.90	12.45	12.29
Tangible book value (1)	13.20	13.12	12.90	12.45	12.29
Performance Ratios
Return on average assets (annualized)	0.58%	0.35%	0.48%	0.25%	1.20%
Return on average equity (annualized)	5.06	2.94	3.85	1.88	8.64
Net interest margin	3.55	3.74	3.70	3.63	3.72
Efficiency ratio (1)	75.26	76.22	81.37	87.56	69.48
Noninterest income to total revenue	35.58	33.07	30.23	29.85	38.55
Selected Loan Metrics
Loans and leases originated	$523,688	$562,259	$525,088	$390,851	$498,987
Guaranteed loans sold	105,002	100,498	71,934	62,940	104,646
Average net gain on sale of guaranteed loans	106.16	80.51	80.12	61.30	59.83
Adjusted average net gain on sale of guaranteed loans (2)	94.86	94.98	93.74	89.04	77.42
Outstanding balance of sold loans serviced:
Guaranteed	2,746,480	2,802,073	2,870,108	2,952,774	3,045,460
Unguaranteed	224,127	211,095	183,991	179,307	174,066
Total	2,970,607	3,013,168	3,054,099	3,132,081	3,219,526
Asset Quality Ratios
Allowance for loan losses to loans and leases held for investment	1.82%	1.76%	1.71%	1.75%	1.76%
Net charge-offs	$905	$2,264	$526	$65	$1,185
Net charge-offs to average loans and leases held for investment (3)	0.14%	0.39%	0.10%	0.01%	0.28%
Nonperforming loans	$76,307	$80,757	$65,473	$70,692	$57,690
Foreclosed assets	5,612	5,702	6,044	1,374	1,094
Nonperforming loans (unguaranteed exposure)	17,908	19,817	18,352	20,186	14,488
Foreclosed assets (unguaranteed exposure)	1,120	1,142	1,228	170	148
Nonperforming loans not guaranteed by the SBA and foreclosures	$19,028	$20,959	$19,580	$20,356	$14,636
Nonperforming loans and foreclosures, not guaranteed by the SBA, to total assets	0.40%	0.46%	0.46%	0.50%	0.40%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	14.85%	15.22%	15.94%	16.68%	17.10%
Total capital (to risk-weighted assets)	16.10	16.47	17.19	17.92	18.28
Tier 1 risk based capital (to risk-weighted assets)	14.85	15.22	15.94	16.68	17.10
Tier 1 leverage capital (to average assets)	10.65	11.12	11.77	12.34	13.40

Notes to Quarterly Selected Financial Data

(1)  See accompanying GAAP to Non-GAAP Reconciliation.

(2) Excludes fair value gain/loss on exchange-traded interest rate lock commitments.

(3)  Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.

Live Oak Bancshares, Inc.

Quarterly Average Balances and Net Interest Margin

(Dollars in thousands)

	Three months ended December 31, 2019			Three months ended September 30, 2019
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest earning assets:
Interest earning balances in other banks	$196,717	$885	1.78%	$205,342	$1,167	2.25%
Investment securities	549,879	3,911	2.82	554,871	4,001	2.86
Loans held for sale	954,396	15,539	6.46	910,837	15,982	6.96
Loans and leases held for investment (1)	2,545,624	41,478	6.46	2,313,615	39,957	6.85
Total interest earning assets	4,246,616	61,813	5.77	3,984,665	61,107	6.08
Less: allowance for loan and lease losses	(42,982)			(37,995)
Non-interest earning assets	527,280			501,369
Total assets	$4,730,914			$4,448,039
Interest bearing liabilities:
Savings	$1,096,640	$5,077	1.84%	$1,036,858	$5,501	2.10%
Money market accounts	83,540	112	0.53	91,813	179	0.77
Certificates of deposit	2,897,225	18,612	2.55	2,701,350	17,896	2.63
Total interest bearing deposits	4,077,405	23,801	2.32	3,830,021	23,576	2.44
Other borrowings	557	1	0.71	1,359	—	—
Total interest bearing liabilities	4,077,962	23,802	2.32	3,831,380	23,576	2.44
Non-interest bearing deposits	56,444			51,781
Non-interest bearing liabilities	56,754			35,654
Shareholders' equity	539,754			529,224
Total liabilities and shareholders' equity	$4,730,914			$4,448,039
Net interest income and interest rate spread		$38,011	3.45		$37,531	3.64
Net interest margin			3.55			3.74
Ratio of average interest-earning assets to average interest-bearing liabilities			104.14%			104.00%

(1)Average loan and lease balances include non-accruing loans.

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation

(Dollars in thousands)

	As of and for the three months ended
	4Q 2019	3Q 2019	2Q 2019	1Q 2019	4Q 2018
Total shareholders’ equity	$532,386	$528,219	$518,986	$500,380	$493,560
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	—	—	—
Tangible shareholders’ equity (a)	$532,386	$528,219	$518,986	$500,380	$493,560
Shares outstanding (c)	40,316,974	40,272,908	40,220,916	40,175,079	40,155,792
Total assets	$4,814,970	$4,603,697	$4,274,301	$4,058,047	$3,670,449
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	—	—	—
Tangible assets (b)	$4,814,970	$4,603,697	$4,274,301	$4,058,047	$3,670,449
Tangible shareholders’ equity to tangible assets (a/b)	11.06%	11.47%	12.14%	12.33%	13.45%
Tangible book value per share (a/c)	$13.21	$13.12	$12.90	$12.45	$12.29
Efficiency ratio:
Noninterest expense (d)	$44,410	$42,737	$39,576	$38,201	$32,558
Net interest income	38,011	37,531	33,935	30,605	28,795
Noninterest income	21,524	18,628	14,701	13,027	18,065
Less: gain on sale of securities	528	87	—	5	—
Adjusted operating revenue (e)	$59,007	$56,072	$48,636	$43,627	$46,860
Efficiency ratio (d/e)	75.26%	76.22%	81.37%	87.56%	69.48%

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation (Continued)

(Dollars in thousands)

	Three months ended			Twelve months ended
	4Q 2019	3Q 2019	4Q 2018	4Q 2019	4Q 2018
Reconciliation of net income to non-GAAP net income for non-routine income and expenses:
Net income	$6,832	$3,895	$10,490	$18,034	$51,448
Gain on sale of aircraft	—	—	—	(357)	—
Stock based compensation expense for restricted stock awards with an effective grant date of May 24, 2016, as discussed in Note 10 of our March 31, 2016 Form 10-Q	360	360	360	1,429	1,429
Impairment expense on goodwill and other intangibles, net	—	—	—	—	2,680
Renewable energy tax credit investment, impairment	—	—	—	602	—
Income tax effects and adjustments for non-GAAP items *	(86)	(86)	(86)	(402)	(986)
Non-GAAP net income	$7,106	$4,169	$10,764	$19,306	$54,571
* Estimated at 24.0%
Non-GAAP earnings per share:
Basic	$0.18	$0.10	$0.27	$0.48	$1.36
Diluted	$0.17	$0.10	$0.26	$0.47	$1.32
Weighted-average shares outstanding:
Basic	40,291,867	40,240,740	40,148,115	40,222,758	40,056,230
Diluted	41,178,472	41,113,575	41,075,864	41,053,514	41,446,750
Reconciliation of financial statement line items as reported to adjusted for non-routine income and expenses:
Noninterest income, as reported	$21,524	$18,628	$18,065	$67,880	$103,765
Gain on sale of aircraft	—	—	—	(357)	—
Noninterest income, as adjusted	$21,524	$18,628	$18,065	$67,523	$103,765
Noninterest expense, as reported	$44,410	$42,737	$32,558	$164,924	$152,704
Stock based compensation expense	(360)	(360)	(360)	(1,429)	(1,429)
Impairment expense on goodwill and other intangibles, net	—	—	—	—	(2,680)
Renewable energy tax credit investment, impairment	—	—	—	(602)	—
Noninterest expense, as adjusted	$44,050	$42,377	$32,198	$162,893	$148,595
Income before taxes, as reported	$8,917	$6,262	$7,480	$23,465	$46,046
Gain on sale of aircraft	—	—	—	(357)	—
Stock based compensation expense	360	360	360	1,429	1,429
Impairment expense on goodwill and other intangibles, net	—	—	—	—	2,680
Renewable energy tax credit investment impairment and loss	—	—	—	602	—
Income before taxes, as adjusted	$9,277	$6,622	$7,840	$25,139	$50,155
Income tax expense (benefit), as reported	$2,085	$2,367	$(3,010)	$5,431	$(5,402)
Income tax effects and adjustments for non- recurring income and expenses	86	86	86	402	986
Income tax expense (benefit), as adjusted	$2,171	$2,453	$(2,924)	$5,833	$(4,416)

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.